SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  May 29, 1998


                        AlliedSignal Inc.
------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


      Delaware                      1-8974                   22-2640650
   --------------                ------------              --------------
  (State or other                (Commission             (I.R.S. Employer
  jurisdiction of                File Number)            Identification No.)
  incorporation)


          101 Columbia Road
           P.O. Box 4000
       Morristown, New Jersey                           07962-2497
  ----------------------------                     ----------------------
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code:  (973) 455-2000


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Item 5.   Other Events.
          -------------



The Registrant issued on May 29, 1998 the following press release:


       AlliedSignal Announces $2.2-Billion Share Repurchase


     MORRIS TOWNSHIP, New Jersey, May 29, 1998 -- AlliedSignal
Inc. (NYSE: ALD) announced today that it would repurchase up to $2.2 billion of its common stock over the next two years.

     Commenting on the new buyback program, Lawrence A. Bossidy, Chairman and Chief Executive Officer, said, "This is the first time we have adopted a share buyback plan beyond our requirements for shares issued under employee benefit plans and for acquisitions. We've taken this new direction for two reasons:
At current market price levels, repurchasing the company's shares is more attractive than most acquisition opportunities. And our increased free cash flow from operations helps furnish the resources for such a buyback."

     The timing and total amount of the share repurchases will depend on market conditions. Approximately 68 million shares remain available for repurchase under a December 1996 authorization by the Board of Directors. The company has 565 million shares outstanding.

     AlliedSignal Inc. is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING
STATEMENTS ABOUT FUTURE BUSINESS OPERATIONS, FINANCIAL
PERFORMANCE AND MARKET CONDITIONS.  SUCH FORWARD-LOOKING
STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INHERENT IN BUSINESS
FORECASTS.

                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AlliedSignal Inc.
                                   (Registrant)



Date: May 29, 1998            By:   /s/ Robert F. Friel
                                   -----------------------------
                                   Robert F. Friel
                                   Vice President and Treasurer